August 12, 2004

Via Edgar & Courier
-------------------

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.
20549

         Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 33-89484 for American Depositary Shares representing twenty (20) Ordinary Shares, par value HK $0.025 per share, (the "Deposited Shares"), of Lenovo Group Limited (formerly, "Legend Group Limited"), a corporation established under the laws of Hong Kong (the "Company").

Ladies and Gentlemen:

         On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the Deposit Agreement, dated as of February 10, 1995 (the "Deposit Agreement"), among the Depositary, the Company and the Holders from time to time of American Depositary Receipts ("ADRs"), evidencing American Depositary Shares ("ADSs"), each representing twenty (20) Deposited Shares, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one
(1) copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in the name of the Company from Legend Group Limited to Lenovo Group Limited and the resultant change in CUSIP Number from 52465V100 to 526250105.

         As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

         In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in name of the Company from Legend Group Limited to Lenovo Group Limited and the resultant change in CUSIP Number from 52465V100 to 526250105.


         In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6856.


                                                        Very truly yours,


                                                        /s/ Audrey E. Williams


                                                        Audrey E. Williams


Enclosures

cc: Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of International Corporate Finance)
     Alan Jin (Citibank, N.A. - ADR Department)

                                    EXHIBIT A




Number
      -----------                                AMERICAN DEPOSITARY SHARES
                                                 (EACH REPRESENTING RIGHTS
                                                   ATTRIBUTABLE TO TWENTY
                                                      ORDINARY SHARES)



                           [FORM OF FACE OF RECEIPT]

                          AMERICAN DEPOSITARY RECEIPT

                                      FOR

                           AMERICAN DEPOSITARY SHARES

                                  REPRESENTING

                           DEPOSITED ORDINARY SHARES

                                       OF


                              LENOVO GROUP LIMITED


                   (Incorporated Under the Laws of Hong Kong)

                  CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), such Depositary's Principal Office being located at 111 Wall Street, New York, New York 10043, hereby certifies that _____________________ is the owner of ___________ ______ American Depositary
Shares, representing deposited ordinary shares in registered form, par value HK$0.025 each, including evidence of rights to receive such shares (the "Shares") of Legend Holdings Limited, a company incorporated with limited liability under the laws of Hong Kong (the "Company"). At the date hereof, each American Depositary Share represents twenty Shares deposited under the Deposit Agreement (as defined herein) at the Hong Kong office of the Depositary (a "Custodian"). The Depositary's principal executive office is located at 1ll Wall Street, 5th Floor, New York, New York 10043.

                  (1)  The Deposit Agreement. This American Depositary Receipt
                       ---------------------
is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of February 10, 1995 (the "Deposit Agreement"), by and among the

Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary in New York City.

                  The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Memorandum of Association and Bye-laws of the Company and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

                  (2) Surrender of Receipts and Withdrawal of Deposited
                      -------------------------------------------------
Securities. Upon surrender at the Principal Office of the Depositary of this
----------
Receipt, and upon payment of the fee provided for in this Receipt, and subject to the terms and conditions of the Deposit Agreement and paragraph 3 hereof (including the payment of certain other amounts therein specified), the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (i) certificates in the name of the Holder hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (ii) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made, at the option of the Holder hereof, either at the Hong Kong office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Holder hereof.

                  (3) Transfers, Split-Ups and Combinations of Receipts. The
                      -------------------------------------------------
transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the depositary, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

                  The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's Articles of Association or for any other reason. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and

(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

                  (4) Disclosure of Interests. Pursuant to the provisions of the
                      -----------------------
Hong Kong Securities (Disclosure of Interests) Ordinance, the Company may in certain circumstances and from time to time request Holders or previous Holders to provide information as to the capacity in which such Holders own or owned Receipts and as to the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forwards any such requests to the Holders and to forward to the Company any responses to such requests received by the Depositary. The Depositary further agrees that it shall cooperate with the Company in enforcing the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance and any other legislation or regulations of Hong Kong from time to time relating to disclosure of interests, including sanctions that the Company may invoke in the event a Holder fails to provide certain requested information concerning interests in Receipts or Deposited Securities. Such sanctions may include limitations on the transfer of such Shares.

                  A Holder also may have a duty under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company and the Stock Exchange of Hong Kong Limited if such Holder becomes aware that this interest in Shares evidenced by Receipts together with any other interests of this in Shares is the equivalent of 10% or more of the issue share capital of the Company. Under the Hong Kong Securities (Disclosure of Interests) Ordinance such Holder may be required to further notify the Company in the event such Holder's interest changes by 1% or such Holder ceases to have an interest in 10% of the issued share capital of the Company. The change of 1% is calculated by rounding down the percentage of the issued share capital of the Company in which the Holder is aware that he is interested to the nearest whole number. Thus, for example, if an interest increased from 10.9% to 11.1%, there may be duty to notify the change, but not if it were an increase from 11.1% to 11.9%. It should be noted that for the purposes of the Hong Kong Securities (Disclosure of Interests) Ordinance, the term "interests" is widely defined and a Holder is, in addition to his personal interest, deemed to have an interest in Shares of which his spouse and his child under the age of 18 years are interested and in the Shares registered in the name of a corporation wherein the Holder controls one third of its voting rights or where such a corporation is accustomed to act according to his direction.

                  Failure by a Holder to disclose his interest in Shares in accordance with the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance may attract a maximum fine of HK$100,000 and imprisonment for a maximum term of two (2) years.

                  (5) Liability of Holder for Taxes and Other Charges. If any
                      -----------------------------------------------
tax or other governmental charge shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration or transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

                  (6) Warranties of Depositors. Every person depositing Shares
                      ------------------------
hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid, nonassessable, not subject to calls for additional payments of any kind and free of any preemptive rights of the holders of outstanding Shares and that such person is not an infant, bankrupt, or a person of unsound mind and is duly authorized to make such deposit. Every such person shall also be deemed to represent that the offer or sale of such Shares in the United States by such person would not cause there to be a violation of the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

                  (7) Filing Proofs, Certificates and Other Information. Any
                      -------------------------------------------------
person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or a Custodian such proof of citizenship or residence, exchange control approval, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Foreign Registrar) of the Shares presented for deposit or other information, and to execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

                  (8) Charges of Depositary. The Company shall pay only those
                      ---------------------
fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar which may be agreed in writing between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. Subject to provisions of this agreement to the contrary, the Company shall not pay or be liable for any fee or amount required to be paid by any other person hereunder.

                  The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts), as applicable: (a) taxes and other governmental charges, (b) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (c) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (d) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.6 of the Deposit Agreement and (e) fees as provided in Exhibit B to the Deposit Agreement for (i) execution and delivery of Receipts pursuant to
Section 2.3 of the Deposit Agreement and the surrender of Receipts and the withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, (ii) any distributions made pursuant to the Deposit Agreement, including but not limited to Sections 4.2 through 4.5 thereof, and (iii) a receipt or Receipts for transfers, split ups or combinations made pursuant to the terms of the Deposit Agreement.

                  (9) Title to Receipts. It is a condition of this Receipt, and
                      -----------------
every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided,
                                                                --------
however, that the Company and the Depositary, notwithstanding any notice to the
-------
contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligation or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.


Dated:

CITIBANK, N.A.,                                 CITIBANK, N.A.,
Transfer Agent and Registrar                     as Depositary


By:                                            By:
   ----------------------                         ------------------------------
 Authorized Signatory                                Vice President

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

                  (10) Validity of Receipt. This Receipt shall not be entitled
                       -------------------
to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

                  (11) Reports, Inspection of Transfer Books.
                       -------------------------------------
The Company currently furnishes the Securities and Exchange Commission (the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Should the Company become subject to the periodic -reporting requirements of the Securities Exchange Act of 1934, it will file certain reports and information with the Commission. Such reports, documents and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

                  The Depositary will make available for inspection by Holders at its Principal office (i) this Deposit Agreement and (ii) any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934, such reports and communications shall be in English.

                  The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

                  (12) Dividends and Distributions. Whenever the Depositary
                       ---------------------------
receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that if the Company or the Depositary is
              --------  -------
required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company or its agent will remit to the appropriate governmental agency or agencies all amounts withheld and owing to such agency or agencies.

                  Subject to the provisions of Sections 4.12 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will (unless the Depositary is advised in writing by the Company or United States counsel for the Company that such distribution would require a registration statement under the Securities Act of 1933 or would result in a violation of United States securities laws) cause the securities or property received by it to be distributed to Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in
                                                 --------  -------
the opinion of the Depositary such distribution cannot be made proportionately among Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to Holders entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted.

                  Subject to the provisions of Sections 4.12 and 5.9 of the Deposit Agreement, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

                  If the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

                  (13) Rights. Subject to the provisions of Sections 4.12 and
                       ------
5.9 of the Deposit Agreement, in the event that the Company offers or causes to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to Holders or in disposing of such rights on behalf of such Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or by reason of any applicable law, the Depositary may neither make such rights available to Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of
                     --------  -------
any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Holders, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) for the account of such Holders, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

                  (14) Record Dates. Whenever any cash dividend or other cash
                       ------------
distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, for the determination of Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or for fixing the date on or after which each American Depositary Share will represent the changed number of Deposited Securities, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

                  (15) Voting of Deposited Securities. Upon receipt of notice of
                       ------------------------------
any meeting of holders of Shares or other Deposited Securities, the Depositary shall (to the extent permitted by law and stock exchange requirements applicable to the Company or the Depositary), as soon as practicable thereafter, mail to Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong law and of the Memorandum of Association and Bye-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the Memorandum of Association and Bye-laws of the Company and the terms of or governing the Deposited Securities to vote or cause to be voted the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and each of its or their nominees does not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

                  (16) Changes Affecting Deposited Securities. Upon any change
                       --------------------------------------
in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the

Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

                  (17) Liability of the Company and the Depositary. Neither the
                       -------------------------------------------
Depositary nor the Company shall incur any liability to any Holder, if by reason of any provision of any present or future law of the United States, Hong Kong or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum of Association and Bye-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.2, 4.3 or 4.4 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.5 of the Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to all or certain Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, without any liability of the Depositary or the Company to any Holder or any other party.

                  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or other persons, except that they agree to act in good faith and to use reasonable judgment in the performance of their respective obligations set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without negligence or bad faith while it acted as Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

                  The Company agrees to indemnify the Depositary and any Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, or any of their respective directors, employees, agents or affiliates, except for any liability or expense arising out of the failure by any of them to use reasonable judgment or act in good faith in the performance of their duties hereunder, or (ii) by the Company or any of its directors, employees, agents or affiliates. The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian due to the failure by any of them to use reasonable judgment or act in good faith in the performance of their duties hereunder.

                  (18) Resignation and Removal of the Depositary; Appointment of
                       ---------------------------------------------------------
Successor Custodian. The Depositary may at any time resign as Depositary
-------------------
hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice to the Depositary of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary, upon the request of the Company, shall, and when it reasonably appears to be in the interest of Holders and subject to the prior approval of the Company, may, discharge a Custodian at any time upon notice to the Custodian being discharged. The Depositary shall give written notice to all Holders of any appointment or discharge of any Custodian as provided in the Deposit Agreement.

                  (19) Amendment. The form of the Receipts and any provisions of
                       ---------
the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges) or which shall otherwise prejudice any substantial existing right of Holders shall, however, not become effective as to outstanding Receipts until the expiration of thirty
(30) days after notice of such amendment shall have been given to Holders of outstanding Receipts; provided that any amendment to Section 2.6 of the Deposit
                      --------
Agreement which is effected by an amendment to the Company's Memorandum of Association or Bye-laws or otherwise shall be effective immediately. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement and such Receipt as amended thereby. In no event shall any amendment impair the right of a Holder to surrender a Receipt and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

                  (20) Termination of Deposit Agreement. The Depositary will at
                       --------------------------------
any time at-the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, and certain charges and expenses. The obligations of the Depositary under the Deposit Agreement to indemnify the Company shall survive the termination of the Deposit Agreement.

                  (21) Compliance with U.S. Securities Laws. Notwithstanding any
                       ------------------------------------
provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                  (22) Loans and Pre-Release of Shares and Receipts. Subject to
                       --------------------------------------------
Section 5.12 of the Deposit Agreement, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may
                                   --------  -------
(i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.5 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction referred to in the preceding two sentences will be (a) accompanied by or subject to (x) a written agreement whereby the applicant to whom Receipts or Shares are to be delivered (the "Applicant") (x) represents that such Applicant, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) agrees to any such additional evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with

                                   EXHIBIT B
                                   ---------

                           CHARGES OF THE DEPOSITARY

Service                          Rate                        By Whom Paid
-------                          ----                        ------------

(1) Issuance of Receipt         Up to US$5.00 per           Party for whom de-
    against deposit of          100 American                posits are made or
    Shares (including           Depositary Shares           receiving Receipt
    deposits pursuant           (or fraction
    to stock dividends)         thereof)

(2) Delivery of de-             Up to US$5.00 per           Party surrendering
    posited Shares              100 American                Receipts or making
    or other Depos-             Depositary Shares           withdrawal
    ited Securities,            (or fraction thereof)
    property and
    cash against
    surrender of
    Receipts.

(3) Distribution of             Up to US$0.02 per           Party to whom dis-
    dividends or other          American Depositary         tribution, or for
    distributions; sale         Share                       whom the sale or
    or exercise of                                          exercise of rights,
    rights or other                                         is made
    corporate action
    involving dis-
    tributions in
    respect of
    Deposited Securities

                  In addition, Holders will pay (i) taxes and other governmental charges relating to this Deposit Agreement, (ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or a Custodian or its nominee on the making of deposits under the Deposit Agreement, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6.

                  The Company will pay only those fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar which may be agreed in writing between the Depositary and the Company from time to time.

                                    Exhibit D